Exhibit 10.12

STERION INCORPORATED

NONQUALIFIED

STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of December 11, 2003 by and between STERION INCORPORATED, a Minnesota corporation (the “Company”) and [KENNETH W. BRIMMER] [GARY C. COPPERUD] (the “Participant”).

WHEREAS, effective January 3, 2000, the Board of Directors of the Company approved and adopted the 2000 Stock Option Plan (the “2000 Plan”), and implemented the 2000 Plan upon shareholder approval of the 2000 Plan on March 16, 2000, as subsequently amended on March 7, 2001, January 15, 2002 and April 23, 2003, respectively; and

WHEREAS, the 2000 Plan is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Board of Directors to receive a Nonqualified Stock Option under the 2000 Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.

Terms of Option.  The following terms used in this Agreement shall have the following meanings.

(a)

The “Participant” is [KENNETH W. BRIMMER][GARY C. COPPERUD].

(b)

The “Date of Grant” is December 11, 2003.

(c)

The number of  “Covered Shares” shall be FIFTY THOUSAND (50,000) shares of Common Stock.

(d)

The “Exercise Price” is $6.00 per share.

(e)

The “Expiration Date” is December 10, 2008.

2.

Grant of Option.  The Company hereby grants to the Participant an option (the “Option”) to purchase the number of Covered Shares of Common Stock at the Exercise Price per share as set forth in Section 1, subject to all of the terms and conditions of the 2000 Plan.  This Option is not intended to constitute an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.

Exercise of Option.

(a)

Date of Exercise.  The Option shall become exercisable and fully vested on December 11, 2003.  After the Option becomes exercisable with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires.  The Option shall not be exercisable on or after the Expiration Date as set forth in Section 1.

(b)

Limitations on Exercise.  The Covered Shares shall not be issued unless the exercise of the Option and the issuance of such Covered Shares shall comply with all applicable provisions of the law and the applicable requirements of any stock exchange or Nasdaq.  As a condition to the exercise of all or any portion of the Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Covered Shares are being purchased only for investment and without any present intention to sell or distribute the Covered Shares.

4.

Termination of Relationship.  If the Option is an Incentive Stock Option or is, at any time, converted into an Incentive Stock Option, exercise of the Option is subject to the following:

(a)

Termination for Any Reason Except Death or Disability.  If Participant’s employment with the Company and all related companies is terminated for any reason other than for death or disability, the Option, to the extent that it would have been exercisable by the Participant on the Date of Termination, may be exercised by Participant no later than three months after such Date of Termination; provided, however, the Option shall not be exercisable after the Expiration Date.

(b)

Termination by Reason of Death or Disability.  If Participant’s employment with the Company and all related companies is terminated due to death or disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option, to the extent that it is exercisable on the Date of Termination, may be exercised by Participant (or Participant’s estate or legal representative) no later than one year after such Date of Termination; provided, however, the Option shall not be exercisable after the Expiration Date.

(c)

Date of Termination.  For purposes of this Agreement, the Participant’s “Date of Termination” shall be the first day occurring on or after the Date of Grant on which the Participant’s employment with the Company and all related companies terminates for any reason; provided that the Participant’s employment shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days, or, if longer, so long as Participant’s right to re-employment is guaranteed either by statute or by contract.

5.

Method of Exercise.  The Option may be exercised in whole or in part by delivering a written notice (in such form as may be approved by the Committee) to the Secretary of the Company at its corporate headquarters prior to the Expiration Date.  Such written notice shall be accompanied by payment of the Exercise Price for such shares of Common Stock being purchased.  Payment shall be by cash or by check payable to the Company.  Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Common Stock acceptable to the Company and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.

Tax Withholding.  All distributions under this Agreement are subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the 2000 Plan.

7.

Notice of Disqualifying Disposition of Shares.  If the Option is an Incentive Stock Option or is, at any time, converted to an Incentive Stock Option and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Option on or before two years from the Date of Grant or one year following the exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition.  The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any withholding requirements.

8.

Restriction on Transfer.  The Participant acknowledges that Participant may not sell or otherwise dispose of the Covered Shares in the absence of either a registration statement under the Securities Act of 1933, as amended (the “Act”), or an exemption from the registration provisions of the Act.  The Participant acknowledges that the certificate representing the Covered Shares purchased upon the exercise of the Option shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  AS A RESULT, THE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS THE SHARES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE SALE, TRANSFER OR PLEDGE IS EXEMPT FROM REGISTRATION UNDER APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS.

9.

Nontransferability of Option.  The Option is not transferable in any manner other than by will or by the laws of descent and distribution and may be exercised during the Participant’s life only by the Participant.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

10.

Administration.  The authority to control and manage the operation and administration of this Agreement shall be vested in the Board of Directors or, if appointed by the Board, the Compensation Committee (the “Committee”), and the Board of Directors or the Committee, if any, shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Board of Directors or the Committee and any decision made by it with respect to the Agreement is final and binding.

11.

Plan Definitions.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement are subject to the terms of the 2000 Plan, a copy of which may be obtained by the Participant from the Secretary of the Company.

12.

No Effect on Terms of Director Relationship.  Nothing in this Agreement shall confer on the Participant any right with respect to continuation of a director relationship with the Company or any related company, or limit the right of the Company or any related company to terminate the Participant’s director relationship at any time, with or without cause.

13.

Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successor and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s business and assets.

14.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

15.

Participant Acknowledgment.  Participant hereby acknowledges receipt of a copy of the 2000 Plan.  Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the 2000 Plan and this Agreement.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date of this Agreement.

PARTICIPANT

STERION INCORPORATED

/s/

By

/s/  Mark Buckrey

Signature

Mark Buckrey

Chief Financial Officer

[Kenneth W. Brimmer]  [Gary C. Copperud]

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